SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                 Artisoft, Inc.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 2, 1999


The annual meeting of shareholders of Artisoft, Inc., a Delaware corporation, will be held at The University Park Hotel at MIT, 20 Sidney Street, Cambridge, Massachusetts 02139 on Tuesday, November 2, 1999, at 10:00 a.m. E.S.T. for the following purposes:

1. To elect two Directors for the term set forth in the accompanying Proxy Statement;

2. To consider and act upon a proposal to approve certain amendments to the Artisoft, Inc. Employee Stock Purchase Plan;

3. To consider and act upon a proposal to ratify the selection of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 2000; and

4.   To transact such other business as may properly come before the meeting.

Only holders of record of Artisoft Common Stock at the close of business on September 10, 1999 will be entitled to vote at the meeting.

A copy of the Company's 1999 Annual Report to Shareholders, which includes certified financial statements, is enclosed. Management and the Board of Directors cordially invite you to attend the annual meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.


                                           /s/ Sheldon M. Schenkler

                                           Sheldon M. Schenkler
                                           Chief Financial Officer and Secretary

Cambridge, Massachusetts
September 25, 1999

                                 ARTISOFT, INC.
                               5 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142

                                 PROXY STATEMENT

The Board of Directors of Artisoft, Inc. (the "Company") solicits your proxy in the form enclosed to use at the annual meeting of shareholders to be held on Tuesday, November 2, 1999, at 10:00 a.m. E.S.T. (the "1999 Annual Meeting") or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about September 25, 1999.

                                  VOTING RIGHTS

Only shareholders of record at the close of business on September 10, 1999, may vote at the 1999 Annual Meeting or any adjournment or postponement thereof, notwithstanding any transfer on the books of the Company thereafter. As of that date, there were 14,841,805 shares of $.01 par value Common Stock of the Company, and no outstanding shares of $1.00 par value Preferred Stock of the Company. Each shareholder of record is entitled to one vote for each share of Common Stock registered in his or her name. Cumulative voting is not permitted.

A majority of all the shares of stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the 1999 Annual Meeting. Abstentions and broker non-votes will also be included in the determination of the number of shares represented for a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Proxies will be tabulated by the Company's transfer agent, Harris Trust and Savings Bank. The Company shall, in advance of the election of directors, appoint one or more Inspectors of Election to count all votes and ballots at the meeting and make a written report thereof. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding materials and obtaining proxies from their principals. The Company has also retained Morrow & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $4,000 plus reasonable out-of-pocket expenses.

All valid proxies received before the 1999 Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a shareholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no choice is indicated on the proxy, the shares will be voted in accordance with the recommendations of the Board of Directors as to such matters. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the 1999 Annual Meeting and voting in person (attendance at the 1999 Annual Meeting will not in and of itself constitute revocation of a proxy).

                                   ITEM NO. 1

                              ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with one class of directors elected annually for a term of three years. Each director serves until a successor has been elected and qualified. The class of directors whose term expires in 1999 is comprised of two directors, Kathryn B. Lewis and James L. Zucco, Jr. Ms. Lewis and Mr. Zucco have been nominated for election at the 1999 Annual Meeting to hold office until the year 2002 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR KATHRYN B. LEWIS AND JAMES L. ZUCCO, JR., AS DIRECTORS. Should either such nominee become unable to serve for any reason, the Nominating Committee of the Board of Directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee.

                   NOMINEES FOR ELECTION TO TERM EXPIRING 2002

KATHRYN B. LEWIS, age 48, has served on the Board of Directors of the Company since August 1994. Until August 1998, Ms. Lewis served as President and Chief Operating Officer, Personal Storage Division, of Western Digital Corporation, a manufacturer of computer disk drives, where she served in other capacities since 1978. Ms. Lewis is also a member of the board of directors of Pacific Corp., a publicly traded electric utility company.

JAMES L. ZUCCO, JR., age 48, has served on the Board of Directors of the Company since January 1999. Mr. Zucco currently serves as Chief Executive Officer of Spike Technologies. Mr. Zucco formerly served as President and Chief Executive Officer of Shiva Corporation. Mr. Zucco has also served as President, Network Communications Software at Lucent Technologies and Vice President and General Manager of Lucent North America Carrier Business for Network Systems. Prior to joining Lucent, Mr. Zucco served as Vice President and General Manager of AT&T Advanced Network Applications at AT&T Business Communications Services (BCS). From 1986 to 1993, Mr. Zucco served in key technology management positions at MCI.

                    INCUMBENT DIRECTORS - TERM EXPIRING 2000

T. PAUL THOMAS, age 39, has served on the Board of Directors of the Company since September 1997. Mr. Thomas joined Artisoft in June, 1997 as the President of the Communications Software Group and was later named President and Chief Operating Officer of the Company. In October, 1998, Mr. Thomas was named Chief Executive Officer of the Company. Mr. Thomas was Senior Vice President-Marketing of Sunquest Information, Inc. from May 1996 until he joined the Company in 1997. From October 1994 to April 1996 he was employed by Apple Computer, Inc., in executive marketing and sales positions. From November 1993 to October 1994 he was employed by the Company as Vice President of Worldwide Marketing. From January 1990 to November 1993, Mr. Thomas was employed by Compaq Corp., where he served in various management positions.

                    INCUMBENT DIRECTORS - TERM EXPIRING 2001

MICHAEL P. DOWNEY, age 52, has served on the Board of Directors since February 1997 and as Chairman of Board since October 1998. From 1986 to 1997, Mr. Downey served as a senior financial executive with Nellcor and Nellcor Puritan Bennett, Inc., a manufacturer of medical instruments, most recently as Executive Vice President and Chief Financial Officer. From 1984 to 1986, Mr. Downey was Vice President, Finance with Shugart Corporation, a manufacturer of disk drives. Mr. Downey also serves as a member of the board of directors of Emulex Corp., a designer and manufacturer of network connectivity products.

FRANCIS GIRARD, age 60, has served on the Board of Directors since October 1998. Mr. Girard currently serves as a member of the board of directors of Comverse Technology, Inc. Prior to joining Comverse, Mr. Girard was President and Chief Executive Officer of Boston Technology and Vice President of Sales, Marketing and Support for NEC Information Systems, Inc.

                      MEETINGS AND COMMITTEES OF THE BOARD

During fiscal 1999, the Board of Directors met six times. Each director attended at least 75% of the meetings held during fiscal 1999, including meetings of Committees of which each is a member. The Board of Directors has Audit, Compensation, and Nominating Committees. The Audit Committee and Compensation Committee are comprised exclusively of outside directors.

The Audit Committee, which currently is comprised of Francis Girard (Chair), Michael P. Downey and Kathryn B. Lewis, is responsible for: reviewing and recommending to the directors the independent certified public accountants to be nominated or reappointed to audit the consolidated financial statements of the Company; confirming and assuring the independence of the independent certified public accountants; reviewing with the independent certified public accountants and management of the Company the scope of and plan for the annual audit, and at the conclusion thereof, reviewing the results of such audit; reviewing with the independent certified public accountants and with management, the adequacy and effectiveness of the accounting and financial controls of the Company; reviewing with management and the independent certified public accountants the financial statements, financial statement footnotes and information contained in the annual report and interim reports to shareholders and in filings with the
Securities and Exchange Commission; reviewing with management and the independent certified public accountants the significant accounting and other policies and practices of the Company; inquiring of management and the independent certified public accountants about significant risks or exposures and assessing the steps taken by management to minimize such risks; reviewing with management the major relationships with financial service providers to the Company; and investigating any matter brought to its attention within the scope of its duties. The Audit Committee held five meetings in fiscal 1999.

The Compensation Committee, which currently is comprised of Kathryn B. Lewis (Chair), Francis Girard and James L. Zucco Jr., is responsible for: approving and administering executive compensation plans, executive bonus plans and stock option plans; approving stock option grants; and reviewing and approving salary increase guidelines, general compensation policies and procedures, employee loans and Company relocation policies. The Compensation Committee held four meetings in fiscal 1999.

The Nominating Committee, which currently is comprised of James L. Zucco, Jr., (Chair), Michael P. Downey and T. Paul Thomas, is responsible for: considering and making recommendations to the Board of Directors as to the appropriate size of the Board and the criteria for selection of candidates to serve on the Board; evaluating all proposed candidates, including those recommended by management, the Board of Directors and the shareholders; recommending to the Board nominees to fill vacancies existing on the Board from time to time; recommending to the Board a slate of nominees for election by the shareholders; making recommendations to the Board with respect to the Chair position; and making recommendations to the Board as to the appropriate size and composition of the committees of the Board. The Nominating Committee will consider as nominees for director persons recommended by the shareholders. Such recommendations should be sent to the Secretary of the Company not later than 90 days preceding the next annual meeting of shareholders at which directors are to be elected and should include the address of the person, a brief description of his or her qualifications and a consent to serve on the Board of Directors. The Nominating Committee held three meetings in fiscal 1999.

                              DIRECTOR COMPENSATION

Directors who are not employees of the Company receive a $10,000 annual retainer. All Directors receive an additional $2,000 annual retainer for each Committee on which they serve as a Chairman, plus $1,000 per Board meeting attended and $700 per Committee meeting attended ($400 for telephonic Board or Committee meetings). In addition to the Director Fees, a nonemployee Chairman of the Board receives cash compensation of $50,000 per year.

A nonemployee Director who is appointed as Chairman of the Board shall automatically be granted, at the time of such initial appointment, a nonqualified option to purchase 10,000 shares of Common Stock pursuant to the 1994 Stock Incentive Plan. A Chairman who is reappointed as Chairman at the Annual Meeting of the Board shall be automatically granted a nonqualified option to purchase 10,000 shares of Common Stock pursuant to the 1994 Stock Incentive Plan, provided he has served as Chairman for at least six months.

Directors who are not employees of the Company receive a nonqualified option to purchase 15,000 shares of Common Stock upon their initial election to the Board of Directors pursuant to the Artisoft, Inc. 1994 Stock Incentive Plan. In addition, on the date of each annual meeting of shareholders, each Director who is not an employee of the Company receives a nonqualified option to purchase an additional 5,000 shares of Common Stock pursuant to the Artisoft, Inc. 1994 Stock Incentive Plan. Options granted pursuant to the Artisoft, Inc. 1994 Stock Incentive Plan vest over a period of three years. The option exercise price is equal to the fair market value of the Common Stock on the grant date.

All Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at Board and Committee meetings. Directors who are employees of the Company do not receive compensation for service on the Board or Committees of the Board other than their compensation as employees.

                             EXECUTIVE COMPENSATION

The following table shows for the three fiscal years ended June 30, 1999, 1998 and 1997, the compensation paid to (i) each person serving as the Company's chief executive officer during the fiscal year ended June 30, 1999; and (ii) each of the other most highly paid executive officers serving at the end of the fiscal year ended June 30, 1999 whose aggregate salary and bonus compensation exceeded $100,000 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE
                                                                              Long-Term
                                                                            Compensation
                                           Annual Compensation                 Awards
                             ---------------------------------------------  ------------
                                                              Other Annual   Securities      All Other
                                                              Compensation   Underlying    Compensation
Executive Officers           Year   Salary ($)   Bonus ($)1       ($)2        Options #        ($)3
------------------           ----   ----------   ----------   ------------   ----------    ------------
PERSONS SERVING AS CHIEF
EXECUTIVE OFFICER

T. Paul Thomas(4),           1999    213,230       106,728       63,879        125,000         6,235
President and Chief          1998    179,481        48,750          544         50,000         1,246
Executive Officer            1997      3,173             0            0        200,000             0

EXECUTIVE OFFICERS

Steven G. Manson             1999    143,077        47,833          466         70,000         5,053
Senior Vice                  1998    115,039        17,011        5,000         70,000         4,139
President and                1997         NA            NA           NA             NA            NA
General Manager

Scott S. Moule               1999    109,923        59,768          329         50,000         4,052
Vice President and           1998         NA            NA           NA             NA            NA
General Manager              1997         NA            NA           NA             NA            NA

Christopher H. Brookins      1999    133,317        24,710            0         40,000         4,437
Vice President-Development   1998         NA            NA           NA             NA            NA
and Chief Technology Officer 1997         NA            NA           NA             NA            NA

Sheldon M. Schenkler         1999     91,846        28,299          163         50,000         3,108
Vice President, Chief        1998         NA            NA           NA             NA            NA
Financial Officer and        1997         NA            NA           NA             NA            NA
Secretary

----------
1 Includes amounts paid or payable under the executive bonus plans for fiscal 1999 or 1998, respectively. No bonus payments were made for fiscal 1997.

2    Unless otherwise noted, includes Company-paid life insurance.

3    Includes 401(k) plan Company matching funds.

4    For  fiscal  1999,  Other  Annual  Compensation  consisted  of  $63,257  of
     relocation   expenses   imputed  into  income,   in  addition  to  $622  of
     Company-paid life insurance.

The following table sets forth information with respect to the grants of stock options to the Named Officers during the fiscal year ended June 30, 1999:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                   % of Total                              Potential Realizable Value at
                                    Options     Exercise                  Assumed Annual Rates of Stock
                         Options   Granted to   or Base                 Price Appreciation for Option Term(3)
                         Granted  Employees in    Price    Expiration   -------------------------------------
Name                     (#)(1)   Fiscal Year   ($/sh)(2)     Date            5% ($)           10% ($)
----                     ------   -----------   ---------     ----            ------           -------
T. Paul Thomas            50,000      5.97       2.0625      10/1/08           64,855          164,355
                          75,000      8.95       5.0625      6/10/09          238,783          605,124

Steven G. Manson          50,000      5.97       2.5938     11/10/08           81,561          206,692
                          20,000      2.39       5.0625      6/10/09           63,676          161,366

Scott S. Moule            50,000      5.97       5.0625      6/10/09          159,189          403,416

Christopher H. Brookins   25,000      2.98       2.5938     11/10/08           40,781          103,346
                          15,000      1.97       5.0625      6/10/09           47,751          121,025

Sheldon M. Schenkler      50,000      5.97       2.2188       9/8/08           69,770          176,810

----------
1 Options were granted under the Artisoft, Inc. 1994 Stock Incentive Plan ("1994 Plan"). The 1994 Plan authorizes the issuance of up to 2 million shares of the Company's Common Stock plus additional shares equivalent to 1.5% of the number of shares of Common Stock issued and outstanding as of January 1 of each year commencing on January 1, 1995. The Plan is administered by the Compensation Committee of the Board of Directors, the members of which are required to be "disinterested" within the meaning of Rule 16b-3 promulgated pursuant to the Exchange Act. The Plan provides for adjustments to reflect any future stock dividends, stock splits or other relevant capitalization changes. Options to be granted under the Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified options, and will be exercisable within 10 years after the date of the grant (five years for incentive stock options granted to holders of more than 10% of the outstanding Common Stock). The option price is 100% of the fair market value of the shares on the date the option was granted (or 110% of fair market value in the case of incentive stock options granted to holders of more than 10% of the outstanding Common Stock). The options granted under the Plans generally become 25% vested after the first anniversary of the date of grant, and thereafter the options vest monthly over the remaining three-year period. The options are not exercisable later than 10 years after the date they are granted. Unvested options generally terminate upon the death or termination of employment of the optionee.

2    All options were granted at the fair market value on the date of grant.

3 Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five percent annual rate of appreciation in the Company's Common Stock over the 10-year term of the option and (ii) for the 10% column, a 10% annual rate of appreciation in the Company's Common Stock over the 10-year term of the option, in each case without any discounting to net present value and before any income taxes associated with the exercise. Actual gains, if any, on stock option exercises depend on the future performance of the Company's Common Stock and the continued employment of the Named Officer through the vesting period and exercise period. These amounts represent assumed rates of appreciation only, based on Securities and Exchange Commission Rules, and may not necessarily be indicative of actual results obtained.

The following table sets forth information with respect to the exercise of stock options by the Named Officers during the fiscal year ended June 30, 1999, and the number and value of unexercised options held by the Named Officers at the fiscal year end:

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                          Shares                     Number of Unexercised           Value of Unexercised
                         Acquired                 Options at Fiscal Year End    In-the-Money Options at Fiscal
                            on                             (#)(1,2)                       Year End ($)(3)
                         Exercise     Value       ---------------------------   ------------------------------
Name                        (#)    Realized ($)   Exercisable   Unexercisable   Exercisable      Unexercisable
----                     --------  ------------   -----------   -------------   -----------      -------------
T. Paul Thomas               0          0           112,500        262,500        285,156           492,969

Steven G. Manson             0          0            29,027        115,973         40,066           177,754

Scott S. Moule               0          0            15,056         62,944         18,980            27,900

Christopher H. Brookins      0          0            34,236         60,764         60,209           108,706

Sheldon M. Schenkler         0          0                 0         50,000              0           142,185

----------
1 All options for Common Stock were granted pursuant to the Artisoft, Inc. 1994 Stock Incentive Plan.

2 Options for Common Stock granted under the 1994 Stock Incentive Plan generally vest over a four-year period from the date of grant, with 25% of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting monthly over the remaining three-year period.

3 Represents the difference between the closing price ($5.0625) of the Company's Common Stock as of June 30, 1999 as reported by the Nasdaq National Market, and the exercise price of the options.

                   CHANGE IN CONTROL AND SEVERANCE AGREEMENTS

The Company has entered into Change in Control agreements with all of its executive officers. These agreements provide that in the event of a Change in Control, as defined, and a termination of employment (i) without cause or (ii) by the executive for "Good Reason" such as a reduction in duties and responsibilities, then the executive's unvested stock options that would otherwise vest following the termination of employment will vest and the Company will pay the executive a lump sum equal to one year's base salary plus target bonus. In addition, the executive will be entitled to other employee benefits that the executive officer would otherwise have received for a one-year period after the termination of employment.

Under the Artisoft, Inc. 1994 Stock Incentive Plan ("Stock Incentive Plan"), the Compensation Committee may, in its discretion for all Participants (as defined in the Stock Incentive Plan) other than nonemployee directors, accelerate vesting under any award under the Stock Incentive Plan in the event of a Corporate Transaction or Change of Control (as defined in the Stock Incentive
Plan). For nonemployee directors who receive awards under the Automatic Option Grant Program (as defined in the Stock Incentive Plan), in the event of a Corporate Transaction or Change of Control, all unvested options will automatically vest. Under the Artisoft, Inc. Employee Stock Purchase Plan
("Stock Purchase Plan"), if a Change in Ownership (as defined in the Stock Purchase Plan) occurs, then all outstanding purchase rights will vest and Common Stock will be purchased for the accounts of the Participants (as defined in the Stock Purchase Plan).

In addition, the Company has entered into severance agreements with certain members of senior management providing that, in the event of their involuntary termination, they will have the option of receiving a lump sum payment equal to not more than six months base salary or a salary continuation for the earliest to occur of the time they obtain other full-time employment or not more than nine months from the date of involuntary termination.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Kathryn B. Lewis (Chairman), Francis Girard and James L. Zucco, Jr. No member of the Compensation Committee was at any time during fiscal 1999, or formerly, an officer or employee of the Company or any subsidiary of the Company. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

                       SECTION 16(a) BENEFICIAL OWNERSHIP

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the National Association of
Securities Dealers initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were satisfied during fiscal 1999, except that the initial statements of beneficial ownership of securities on Form 3 for Francis Girard and James L. Zucco, Jr., directors of the Company, were filed later than required following their appointment as directors of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee (the "Committee") of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report of the Compensation Committee and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

The Committee recommends the compensation of the person serving as the chief executive officer of the Company to the Board and reviews and approves the design, administration and effectiveness of compensation programs for other key executive officers, including salary, cash bonus levels, other perquisites and option grants under the Amended 1990 Stock Incentive Plan and the 1994 Stock Incentive Plan (the "Plans"). During fiscal 1999, T. Paul Thomas acted as the Chief Executive Officer of the Company. The Committee is composed entirely of independent outside members of the Company's Board of Directors.

COMPENSATION PHILOSOPHY

The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance.
In general, the Committee considers the following:

(1) THE LEVEL OF COMPENSATION PAID TO EXECUTIVE OFFICERS IN COMPANIES SIMILARLY SITUATED IN SIZE AND products. To ensure that pay is competitive, the Committee, from time to time, compares the Company's executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. Compensation surveys used by the Company typically include the companies comprising the Nasdaq Computer and Data Processing Stocks used for the comparative graph following this report, as well as other public and private companies comparable in size, products or industry with the Company.

(2) THE INDIVIDUAL PERFORMANCE OF EACH EXECUTIVE OFFICER. Individual performance includes meeting individual performance objectives, demonstration of job knowledge, skills, teamwork and acceptance of the Company's core values.

(3) CORPORATE PERFORMANCE. Corporate performance is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting the Company's objectives and goals.

(4) THE RESPONSIBILITY AND AUTHORITY OF EACH POSITION RELATIVE TO OTHER POSITIONS WITHIN THE COMPANY.

The Committee does not quantitatively weight these factors, but considers all of these factors as a whole in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation follows:

BASE SALARY

Base salaries are established for each executive officer at levels that are intended to be competitive with salaries for comparable positions at other software and computer industry companies of similar size or products. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In conducting annual salary reviews, the Committee considers each individual executive officer's achievements during the prior fiscal year in meeting Company financial and business objectives, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance. While the Committee considers the low, midpoint and upper ranges of base salaries published by compensation surveys in establishing base salaries of each executive officer, the Committee does not have a policy or target of how each executive officer's base salary, or salaries of executive officers as a group, compare with the low, midpoint or upper ranges of compensation surveys.

PERFORMANCE BONUS

In addition, executives are eligible to receive a performance bonus payable in cash. Performance bonuses are used to provide executive officers with financial incentives to meet six month performance targets of the Company and individual performance objectives. At the beginning of each fiscal year and at mid-year, the Committee establishes a targeted bonus for each executive and establishes the individual performance objectives for the executive to achieve the bonus. If applicable, executive bonuses are targeted between 20% and 50% of the executive officers' base salaries, for the applicable period, if the predetermined goals are achieved, with the more senior executive officers having a higher percentage of total compensation from annual cash bonuses. Before any bonus became payable under the executive bonus plan, 75% of both the established net sales and operating income goals for the Company must have been achieved. The bonus attributed to the net sales and operating income components would be fully earned at 100% of both the established goals, and up to 150% of the bonus attributable to each of these components of the bonus could be achieved upon attainment of 133% or more of the goal, provided that the percentage of attainment for the other financial component of the goal was at least 75%. The individual performance objectives for executives other than the Chief Executive Officer are proposed by management and reviewed and approved by the Committee. Individual performance objectives for the Chief Executive Officer are determined by the Committee and reviewed and approved by the Board of Directors (other than the Chief Executive Officer).

OPTION GRANTS

The Committee believes that equity ownership by executive officers provides incentives to build shareholder value and aligns the interests of executive officers with the shareholders. The Committee typically awards a stock option grant under the Plans upon hiring executive officers, subject to a four-year vesting schedule. After the initial stock option grant, the Committee considers awarding additional grants, usually on an annual basis, under the Plans. Options are granted at the current market price for the Company's Common Stock and, consequently, have value only if the price of the Company's Common Stock increases over the exercise price for the period during which the options vest.

The size of the initial grant is usually determined with reference to the level and responsibility of the executive officer, the contribution that the executive officer is expected to make to the Company and comparable equity compensation offered by other software and computer industry companies. In determining the size of the periodic grants the Compensation Committee considers prior option grants to the executive officer, independent of whether the options have been exercised, the executive's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year. The Committee believes that these periodic grants provide incentives for executive officers to remain with the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

In fiscal 1999, the Chief Executive Officer was paid $319,958 consisting of $213,230 of salary and $106,728 of bonus. The amount of such salary was determined by the Compensation Committee based on Mr. Thomas' performance in continuing to implement the Company's restructuring plan and in developing and implementing new business strategies for the Company focused on the Company's Computer Telephony Group, as well as the Committee's recognition of the importance of Mr. Thomas' leadership for the future success of the Company. The amount of Mr. Thomas' bonus was determined by the Compensation Committee taking into account the operational results of the Company for the first and second halves of fiscal 1999, his contribution to the Company and the achievement of his individual performance objectives, including the improvement of the Company's operating results and the development and implementation of the Company's restructuring plan and new business strategies.

                                          Respectfully submitted,
                                          Compensation Committee

                                            Kathryn B. Lewis
                                            Francis Girard
                                            James L. Zucco, Jr.

                         COMPARISON OF STOCK PERFORMANCE

The following graph compares the cumulative total returns for the Company's Common Stock ("ASFT"), the Nasdaq Composite Index ("NASDAQ") and the Nasdaq Computer and Data Processing Stocks ("NCDPS") for the period commencing June 30, 1994, and ending June 30, 1999.

                                 ASFT      NASDAQ    NCDPS
                                 ----      ------    -----
                   6/94          100        100       100
                   9/94           70        108       111
                   12/94          53        107       122
                   3/95           60        117       138
                   6/95           56        133       163
                   9/95           71        150       178
                   12/95          42        151       186
                   3/96           53        159       195
                   6/96           59        171       217
                   9/96           39        177       221
                   12/96          35        186       230
                   3/97           21        176       213
                   6/97           16        208       274
                   9/97           20        244       299
                   12/97          13        228       283
                   3/98           20        267       373
                   6/98           18        274       414
                   9/98           15        248       388
                   12/98          18        322       504
                   3/99           18        359       606
                   6/99           34        393       631

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes, as of September 25, 1999, information regarding the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each of the Named Officers, and (iv) all executive officers and directors of the Company as a group:

                                                             Percent of Artisoft
                                      Amount and Nature of       Common Stock
Name of Beneficial Owner(1)            Beneficial Ownership       Outstanding
---------------------------            --------------------       -----------
Gerald R. Forsythe(2)                        2,288,559               15.4%
1075 Noel Avenue
Wheeling, IL 60090

T. Paul Thomas(3)                              169,956                1.1%

Michael P. Downey(4)                            41,668                 *

Francis Girard                                  15,000                 *

Kathryn B. Lewis(5)                             31,201                 *

James L. Zucco, Jr.                                  0                 *

Steven G. Manson(6)                             59,823                 *

Scott S. Moule(7)                               20,635                 *

Christopher H. Brookins(8)                      56,701                 *

Sheldon M. Schenkler(9)                         14,924                 *

All executive officers and directors           482,937                3.3%
as a group (11 persons)(10)

----------
* Less than 1%

1 Unless otherwise noted, the persons listed in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws were applicable. Unless otherwise noted, the business address of each of the beneficial owners is 5 Cambridge Center, Cambridge Massachusetts 02142.
2 According to Amendment No. 6, dated October, 1998, to the Schedule 13D filed by Mr. Gerald Forsythe, Indeck Power Equipment Company, and Indeck Energy Services, Inc., the shares of Common Stock are owned separately by each of the reporting persons. Mr. Forsythe is Chairman & CEO of Indeck Power Equipment Company and Chairman & CEO of Indeck Energy Services, Inc.
3 Includes 148,956 shares of Common Stock subject to options exercisable within 60 days of September 25, 1999.
4 Includes 16,668 shares of Common Stock subject to options exercisable within 60 days of September 25, 1999.
5 Includes 29,201 shares of Common Stock subject to options exercisable within 60 days of September 25, 1999.
6 Includes 50,034 shares of Common Stock subject to options exercisable within 60 days of September 25, 1999.
7 Includes 18,319 shares of Common Stock subject to options exercisable within 60 days of September 25, 1999.
8 Includes 46,701 shares of Common Stock subject to options exercisable within 60 days of September 25, 1999.
9 Includes 12,500 shares of Common Stock subject to options exercisable within 60 days of September 25, 1999.
10 Includes 382,908 shares of Common Stock subject to options exercisable within 60 days of September 25, 1999.

                                   ITEM NO. 2

              PROPOSAL TO APPROVE AMENDMENTS TO THE ARTISOFT, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


The Company's shareholders are being asked to approve amendments to the Artisoft, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). The amendments to the Stock Purchase Plan (a) increase by 200,000 the number of shares of Common Stock issuable under the Stock Purchase Plan; and (b) remove a provision contained in the Stock Purchase Plan restricting participants in the Plan from purchasing more than 500 shares of Common Stock on any semiannual purchase date. The amendments were approved by the Board of Directors on September 2, 1999, subject to shareholder approval at the 1999 Annual Meeting.

The purpose of the Stock Purchase Plan is to provide eligible employees of the Company, including subsidiaries and affiliates, with the opportunity to acquire a proprietary interest in the Company, through a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code, and thereby to encourage such individuals to remain in the service of the Company and to more closely align their interests with those of the Company's shareholders.

The Board of Directors believes that the amendments are necessary to assure that the Company will have a sufficient reserve of Common Stock available for purchase over the remaining term of the Stock Purchase Plan, and to enable eligible employees to make a larger investment in the Company under the terms of the Stock Purchase Plan. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENTS TO THE STOCK PURCHASE PLAN.

ORIGINAL ADOPTION OF STOCK PURCHASE PLAN

The Board of Directors adopted the Stock Purchase Plan on June 16, 1994. The Stock Purchase Plan was approved by the Company's stockholders at the Company's annual meeting held on October 20, 1994, and became effective on January 1, 1995. Under the Stock Purchase Plan, as originally approved, the number of shares of Common Stock issuable under the Stock Purchase Plan was limited to 200,000, and the number of shares of Common Stock purchasable by any participant was subject to various limitations, including a provision that a participant could not purchase more than 500 shares on any semiannual purchase date. The amendments subject to this proposal modify these 200,000 share and 500 share limitations. The termination date of the Stock Purchase Plan, under its original and its amended terms, is the last business day of December 2003, subject to certain provisions regarding earlier termination.

AMENDMENTS

The amendments increase the maximum number of shares of Common Stock issuable under the Stock Purchase Plan from 200,000 to 400,000. As of July 1, 1999, 72,753 shares of Common Stock remained available for issuance under the Stock Purchase Plan. In order to assure there are sufficient shares available through the term of the Stock Purchase Plan, the Board of Directors has determined that it is necessary to amend the Stock Purchase Plan to increase the number of shares of Common Stock available for issuance. As a result of the proposed amendment of the Stock Purchase Plan, the number of shares of Common Stock available for issuance under the Stock Purchase Plan would increase by 200,000 to 400,000. However, as of July 1, 1999, approximately 127,247 shares had been issued or allocated to purchase rights under the Stock Purchase Plan. As a result, approximately 272,753 shares of Common Stock would be available for issuance after giving effect to the amendments.

The amendments also remove the 500 share limitation on the number of shares of Common Stock purchasable by any participant on any semiannual purchase date. The Board of Directors believes this restriction has become overly restrictive because of declines in the market price of the Company's Common Stock since the date the Stock Purchase Plan was originally approved by the stockholders of the Company. On the record date of the Company's 1994 annual meeting, the fair market value of the Common Stock was $12.75 per share. On the record date of the Company's 1999 annual meeting, the fair market value of the Common Stock was $5.75 per share. As a result, in recent periods, under the terms of the 500 share purchase limitation, participants are permitted to invest substantially lesser amounts in the Company's Common Stock pursuant to the Stock Purchase Plan than they were when the plan was adopted by the Company's shareholders. Accordingly, the Board of Directors believes the 500 share limitation detracts from the purposes of the Stock Purchase Plan and should be removed. The number of shares purchasable by participants would continue to be subject to other limitations contained in the Stock Purchase Plan. These limitations are described below under "Eligibility and Participation" and "Purchase Rights."

The amendments to the Stock Purchase Plan shall become effective upon their approval by the shareholders, provided that no purchase rights granted under the Stock Purchase Plan shall be exercised, and no shares of Common Stock shall be issued thereunder, in excess of the original 200,000 share limitation until the Company shall have complied with all applicable requirements of the Securities Act of 1933, all applicable listing requirements of any securities exchange on which the Common Stock is listed for trading and all other applicable legal and regulatory requirements.

The Company believes that the benefits or amounts that will be received by any Participant or group of Participants under the Stock Purchase Plan in the future cannot be determined.

Set forth below is a summary of the principal features of the Stock Purchase Plan, as modified by the amendments described above. The summary, however, does not purport to be a complete description of all the provisions of the amended Stock Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan documents may do so upon written request to the Company's Secretary at the Company's principal executive offices in Cambridge, Massachusetts.

SHARES RESERVED. An aggregate of 400,000 shares of Common Stock (including the share increase subject to stockholder approval under this proposal) have been reserved for issuance over the remaining term of the amended Stock Purchase Plan. In the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, exchange or combination of shares, recapitalization or any other change affecting the Common Stock as a class without the receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable over the term of the Stock Purchase Plan, (ii) the class and maximum number of securities purchasable per Participant on any one Semiannual Purchase Date and (iii) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Stock Purchase Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Stock Purchase Plan.

ELIGIBILITY AND PARTICIPATION. Each Eligible Employee on the first Semiannual Period of Participation will be eligible to become a participant (a "Participant") in the Stock Purchase Plan. "Eligible Employee" means any person who is engaged, on a regularly-scheduled basis of more than 20 hours per week for more than five months per calendar year, in rendering personal services to the Company as an employee for earnings considered wages under Section 3401(a) of the Code. The approximate number of persons currently eligible to participate in the amended Stock Purchase Plan is 175. "Semiannual Period of Participation" means each semiannual period for which a Participant actually participates in an offering period in effect under the Stock Purchase Plan. The Plan Administrator (as defined below) may designate between one and four Semiannual Periods of Participation within each offering period. The first such semiannual period commenced on January 1, 1995, and extended through the last business day in June, 1995. Subsequent semiannual periods have been and will be measured from the first business day of July to the last business day of December each calendar year and from the first business day in January in the succeeding calendar year to the last business day of June in that calendar year. An offering period and a Semiannual Period of Participation may be coincident under the Stock Purchase Plan.

Each person who is an Eligible Employee on the start date of any offering period shall be eligible to begin participation in that offering period on such start date, which shall become such person's entry date ("Entry Date") for the offering period. If an Eligible Employee elects not to become a Participant at the start date of an offering period, then such person may not subsequently become a Participant in that particular offering period but will be eligible to become a Participant at the start date of a subsequent offering period. A person who first becomes an Eligible Employee after the start date of any offering period may enter that offering period only on the first semiannual Entry Date, which shall become such person's Entry Date, after the person becomes an Eligible Employee or may enter a subsequent offering period at its start date. A Participant's Entry Date shall be considered the date of the grant of purchase rights to acquire shares of Common Stock.

To participate in the Stock Purchase Plan for a particular offering period, an Eligible Employee must complete the enrollment forms, including a purchase agreement and a payroll deduction authorization, prescribed by the Plan Administrator on or before the start date of the offering period. The payroll deduction authorized by a Participant for purposes of acquiring Common Stock may be between 1% and 15% of the Participant's base salary, excluding overtime, bonuses, commissions (other than those functioning as base salary equivalents), severance payments, profit-sharing distributions and other incentive-type payments. All amounts collected by payroll deduction shall be credited to the Participant's book account under the Stock Purchase Plan, but no interest shall be paid on the balance of the account. A Participant who is not deemed to be an "affiliate" of the Company within Section 16 of the Exchange Act may at any time during a Semiannual Period of Participation reduce the rate of payroll deduction to become effective as soon as practicable after filing the requisite form with the Plan Administrator. A Participant may make only one such payroll reduction during a Semiannual Period of Participation. Prior to the start of any new Semiannual Period of Participation, a Participant may increase the percentage payroll deduction by filing the requisite form with the Plan Administrator, and the new percentage will become effective as of the first day of the next Semiannual Period of Participation.

Termination of a Participant's employment for any reason, including retirement, death, discharge or permanent and total disability, immediately cancels participation in the Stock Purchase Plan. In such event, the payroll deductions credited to the Participant's account will be returned to such Participant as soon as practicable or in the case of death, to the Participant's legatees, executors, distributees or personal representatives, without interest.

ADMINISTRATION. The Stock Purchase Plan is administered by the Compensation Committee of the Board, as plan administrator thereunder (the "Plan Administrator"). The Stock Purchase Plan requires that the Compensation Committee, acting as Plan Administrator, be composed of not less than two members of the Board, each of whom is to be a "disinterested Person" within the meaning of Rule 16b-3 of the Exchange Act. Accordingly, members of the Compensation Committee are not eligible to participate in the Stock Purchase Plan. The Compensation Committee is authorized (1) to establish the duration of offering periods, (2) to prescribe forms, (3) to collect payroll deductions and to issue Common Stock within the provisions of the Stock Purchase Plan, (4) to adjust (i) the class and maximum number of securities issuable over the term of the Stock Purchase Plan, (ii) the class and maximum number of securities purchasable per Participant on any semiannual purchase date under the Stock Purchase Plan (each, a "Semiannual Purchase Date") and (iii) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Stock Purchase Plan, all in the event that any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, exchange or combination of shares, recapitalization or any other change in the capital structure of the Company affecting the Common Stock as a class without the Company's receipt of consideration, (5) to terminate  all  outstanding  purchase  rights  under  the  Stock  Purchase  Plan immediately following the close of any Semiannual Period of Participation, thereby terminating the Stock Purchase Plan in its entirety, (6) to interpret the provisions of the Stock Purchase Plan and adopt rules and regulations for the administration of the Stock Purchase Plan, and (7) to otherwise supervise the administration of the Stock Purchase Plan. Decisions of the Plan Administrator are final and binding.

AMENDMENT AND TERMINATION. The Stock Purchase Plan will terminate on the earlier of the last business day in December, 2003 or the date on which all shares of Common Stock available for issuance under the Stock Purchase Plan have been sold pursuant to purchase rights exercised thereunder. The Board of Directors may alter, amend, suspend or discontinue the Stock Purchase Plan following any Semiannual Period of Participation; provided, however, that the Board may not, without the authorization of the Company's shareholders, (i) increase the number of shares of Common Stock issuable under the Stock Purchase Plan or the maximum number of shares purchasable per Participant on any one Semiannual Purchase Date, except by reason of any stock dividend, stock split, exchange or combination of shares, recapitalization or any other change affecting the Common Stock as a class without the Company's receipt of consideration, (ii) alter the purchase price formula so as to reduce the purchase price payable for the Common Stock purchasable under the Stock Purchase Plan, (iii) materially increase the benefits accruing to Participants under the Stock Purchase Plan, or (iv) materially modify the requirements for participation in the Stock Purchase Plan.

PURCHASE RIGHTS. By executing a purchase agreement and a payroll deduction authorization, a Participant is entitled to have shares of Common Stock purchased under the Stock Purchase Plan and issued directly to the Participant. Unless participation is terminated, shares of Common Stock will be purchased directly from the Company or in open market transactions from funds available in the Participant's account on each Semiannual Purchase Date, at a purchase price per share equal to 85% of the lower of (i) the fair market value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the fair market value per share of Common Stock on that Semiannual Purchase Date. For purposes of the Stock Purchase Plan, the fair market value of the Company's Common Stock equals the closing selling price on the date in question as reported by the Nasdaq National Market. The fair market value of the Common Stock on the Record Date was $5.75 per share. For each Participant whose Entry Date is other than the start date of the offering period, in no event shall the per share fair market value computed in clause (i) above be less than the per share fair market value of the Common Stock on the start date of that offering period. The number of shares purchased per Participant on each Semiannual Purchase Date during each offering period shall be the whole number of shares derived from dividing the amount collected from the Participant's payroll deductions during the Semiannual Period of Participation plus any carryover deductions from the preceding Semiannual Period of Participation by the purchase price in effect for the Semiannual Purchase Date.

No Participant may be granted rights to purchase any Common Stock under the Stock Purchase Plan (i) if immediately after such grant such person would own Common Stock or hold outstanding options to acquire Common Stock possessing in the aggregate 5% or more of the total combined voting power of all classes of securities of the Company, or (ii) if the grant would permit the Participant to purchase Common Stock which when aggregated with rights to purchase Common Stock accrued under any other purchase right outstanding under the Stock Purchase Plan and similar rights accrued under any other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company, would otherwise permit such Participant to purchase more than $25,000 worth of Common Stock of the Company for each calendar year that such purchase rights are at any time outstanding. Any payroll deductions not applied to purchase shares of Common Stock on a Semiannual Purchase Date shall be held for the purchase of Common

Stock on the next Semiannual Purchase Date; provided, however, that any payroll deductions not applied to the purchase of Common Stock because of the limitation on the maximum number of shares purchasable by the Participant shall be refunded to the Participant as soon as practicable. If the total number of shares of Common Stock which are to be purchased on any Semiannual Purchase Date exceed the number of shares then available for issuance under the Stock Purchase Plan, the Plan Administrator shall make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis, and unapplied balances of Participants' accounts shall be refunded as soon as practicable.

Purchase rights may be terminated under the Stock Purchase Plan. During a Semiannual Period of Participation, a Participant who is not deemed to be an "affiliate" of the Company may terminate all purchase rights by filing the required notification form with the Plan Administrator. No further payroll deductions will be collected from the Participant, and any payroll deductions collected for the Semiannual Period of Participation in which such termination occurs shall, at the Participant's election, be refunded or held for the purchase of shares of Common Stock on the Semiannual Purchase Date immediately following such termination. Any such termination of purchase rights shall be irrevocable, and the Participant will be ineligible to rejoin the offering period for which the terminated purchase rights were granted. Provided that the Participant is an Eligible Employee, the Participant may rejoin the Stock Purchase Plan and recommence payroll deductions at the next offering period. If the Participant ceases to be an Eligible Employee for any reason while purchase rights remain outstanding, then all purchase rights shall immediately terminate and the balance of the Participant's account will be refunded to the Participant as soon as practicable.

A Participant shall have no rights as a stockholder with respect to any purchase rights until the shares of Common Stock are actually purchased on behalf of the Participant. A Participant shall receive, as soon as practicable after each Semiannual Purchase Date, a stock certificate for the number of shares of Common Stock purchased on the Participant's behalf, or, alternatively, the Participant may request that the certificate be issued in "street name" for deposit in a Company-designated brokerage account. A Participant shall not be able to assign any purchase rights.

CHANGE IN OWNERSHIP. If a Change in Ownership occurs, then all outstanding purchase rights under the Stock Purchase Plan shall automatically be exercised immediately prior to the effective date of such Change in Ownership by purchasing shares of Common Stock, using the proceeds of the Participants' accounts, at a purchase price equal to 85% of the lower of (i) the fair market value per share of Common Stock on the Participant's Entry Date into the offering period during which the Change in Ownership occurs or (ii) the fair market value per share of Common Stock immediately prior to the effective date of such Change in Ownership. For each Participant whose Entry Date is other than the start date of the offering period, in no event shall the per share fair market value computed in clause (i) above be less than the per share fair market value of the Common Stock on the start date of that offering period. The Company will use its best efforts to provide the Participants at least 10 days prior written notice of any Change in Ownership.

For purposes of the Stock Purchase Plan, "Change in Ownership" means (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company, or (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

SPECIAL RULES FOR AFFILIATES.

No person who acquires shares of Common Stock under the Stock Purchase Plan may, during any period of time that such person is an "affiliate" of the Company within the meaning of the Exchange Act, offer to sell such shares of Common
Stock unless such offer and sale is made (i) pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to an appropriate exemption from the registration requirements of the Securities Act, such as that set forth in Rule 144 promulgated thereunder.

Under Section 16 of the Exchange Act, any person who is a beneficial owner of more than 10% of any equity security of the Company registered under the Exchange Act (such as the Common Stock of the Company), or an executive officer or director of the Company, is deemed to be an "affiliate" of the Company and may be liable to the Company for any profit realized from any sale of Common Stock or any other equity security of the Company within a period of less than six months before or after any purchase of an equity security of the Company, irrespective of the intention on the part of such person in entering into the transaction.

In addition, a Participant who is deemed to be an affiliate of the Company may not, during any Semiannual Period of Participation, reduce or suspend payroll deductions but may do so at the commencement of the next Semiannual Period of Participation. The Plan Administrator will administer the Stock Purchase Plan in order to assure that any affiliate Participant's discontinuation of participation, increase or decrease of payroll deductions or commencement or termination of participation in the Stock Purchase Plan will be effected in compliance with the exemptions from liability under Section 16(b) of the Exchange Act as set forth in Rule 16b-3 promulgated thereunder.

FEDERAL INCOME TAX CONSIDERATIONS

The discussion that follows is a summary, based upon current law, of the federal income tax consequences of participation in the Stock Purchase Plan. The following discussion does not address state, local or foreign tax consequences.

The Stock Purchase Plan and the rights of Participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under such provisions, no income will be taxable to a Participant at the time of grant or purchase of shares of Common Stock; however, a Participant may become liable for income tax upon a disposition of shares acquired under the Stock Purchase Plan, and the income tax consequences will depend upon how long a Participant has held the shares before disposition. Payroll deductions remain fully taxable as ordinary income at the time the deduction is taken, and there is no deferral of the income tax assessed on the deduction.

If the shares of Common Stock are sold or disposed of at least two years after the date of grant of purchase rights and at least one year after the date of purchase, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or
(ii) the excess of the fair market value of the shares on the date of grant of purchase rights over the purchase price, will be treated as ordinary income to the Participant. Any further gain upon such disposition will be taxed as a long-term capital gain at the income tax rates then in effect. If the shares are sold and the sale price is less than the purchase price, then there is no ordinary income, and the Participant will have a long-term capital loss equal to the difference between the sale price and the purchase price. The ability of a Participant to utilize such a capital loss will depend upon the Participant's other tax attributes and the statutory limitations on capital loss deductions not discussed herein.

If the shares of Common Stock are sold or disposed of before the expiration of the two-year holding period described above and within one year after the date of purchase, then the excess of the fair market value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the Participant and is subject to withholding. This excess will constitute ordinary income for the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of shares is made. The balance of the gain will be taxed as a capital gain at the rates then in effect. If the shares of Common Stock are sold for less than their fair market value on the date of purchase, then the same amount of ordinary income will be attributed to the Participant and a capital loss will be recognized equal to the difference between the sale price and the fair market value of the shares on the date of purchase. The ability of a Participant to utilize such a capital loss will depend upon the Participant's other tax attributes and the statutory limitations on capital loss deductions not discussed herein.

The ordinary income reported under the rules described above, plus the actual purchase price of the shares of Common Stock, determines the tax basis of the shares for purposes of determining gain or loss on the sale or disposition of the shares.

In addition to the foregoing federal tax consequences, the disposition of Common Stock acquired under the Stock Purchase Plan will in most cases be subject to state income taxation.

Under currently existing law, the Company is entitled to a deduction for financial statement and federal income tax purposes for amounts taxed as ordinary income to a Participant only to the extent that ordinary income must be reported upon disposition of the shares of Common Stock by a Participant before the expiration of the holding periods described above.

VOTING REQUIREMENTS

The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the annual meeting of shareholders is required for approval of the amendments to the Stock Purchase Plan. Proxies solicited by the Board of Directors will be voted for approval of the amendments to the Stock Purchase Plan. Shareholders are not entitled to cumulate votes.

For this purpose, a shareholder voting through a proxy who abstains with respect to approval of the amendments to the Stock Purchase Plan is considered to be present and entitled to vote on the approval of the amendments at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote on the approval of the amendments shall not be considered present and entitled to vote on the Stock Purchase Plan.

If the shareholders do not approve the amendments, the amendments will not become effective, and the Stock Purchase Plan will remain in effect under its original terms, including the provisions limiting the number of shares issuable thereunder to a maximum of 200,000, and limiting the number of shares purchasable by any Participant on a Semiannual Purchase Date to 500.

                                   ITEM NO. 3

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of its Audit Committee, has selected KPMG LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2000, and to perform other accounting services as requested by the Company. KPMG LLP has acted as independent certified public accountants of the Company since its appointment in 1990.

Representatives of KPMG LLP are expected to be present at the 1999 Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so.

Although it is not required to do so, the Board of Directors has submitted the selection of KPMG LLP to the shareholders for ratification. Unless a contrary choice is specified, proxies will be voted for ratification of the selection of KPMG LLP. The Board of Directors unanimously recommends the ratification of its selection of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 2000.

                      SHAREHOLDER PROPOSALS TO BE PRESENTED
                           AT THE NEXT ANNUAL MEETING

Any shareholder proposals intended to be presented at the Company's 2000 annual shareholders' meeting must be received by the Company no later than May 30, 2000, to be evaluated by the Board for inclusion in the proxy statement for that meeting.

Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, the Company intends to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in the Company's proxy statement for the Company's 2000 annual meeting, except in circumstances where (i) the Company receives notice of the proposed matter no later than August 14, 2000, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

                             DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the meeting other than as set forth above. The enclosed Proxy gives discretionary authority, however, in the event that any additional matters should be presented.

                         1999 ANNUAL REPORT ON FORM 10-K

Copies of the Company's annual report on Form 10-K for the fiscal year ended June 30, 1999, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder to whom this proxy statement is delivered upon written request to the Secretary, Artisoft, Inc., 5 Cambridge Center, Cambridge, Massachusetts 02142.

                                        By the Board of Directors,

                                        /s/ Sheldon M. Schenkler

                                        Sheldon M. Schenkler
                                        Chief Financial Officer and Secretary

PROXY

                                 ARTISOFT, INC.
               5 CAMBRIDGE CENTER, CAMBRIDGE, MASSACHUSETTS 02142

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Michael P. Downey, T. Paul Thomas and James L. Zucco, Jr., and each of them, as proxies, each with the power to appoint a substitute, and authorizes them to represent and vote, as designated on the reverse side hereof, all shares of common stock of Artisoft, Inc. held by the undersigned on September 10, 1999, at the annual shareholders' meeting to be held on November 2, 1999, and at any adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the meeting.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

                                 ARTISOFT, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [X]

The Board of Directors recommends a vote FOR           FOR   WITHHOLD   FOR ALL
each of the proposals listed below.                    ALL     ALL      EXCEPT*

1. Election of Directors-
   NOMINEES: Kathryn B. Lewis                          [ ]      [ ]       [ ]

             James L. Zucco, Jr.                       [ ]      [ ]       [ ]

                                                       FOR    AGAINST   ABSTAIN
2. Approval of amendments to the Artisoft, Inc.        [ ]      [ ]       [ ]
   Employee Stock Purchase Plan.

                                                       FOR    AGAINST   ABSTAIN
3. Ratification of the appointment of KPMG LLP         [ ]      [ ]       [ ]
   as independent certified public accountants.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, the proxy will be voted FOR each of the listed proposals and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.

                                        Dated: _________________________________

Signature: _____________________________________________________________________

________________________________________________________________________________
Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.